EXHIBIT 21

Domark International, Inc ( Consolidated )
Addendum to Financial Statements
May 31, 2014
Subsidiaries

	US	Canadian
	Incorporation	Corporation

Domark Canada		x

Musclefoot, Inc.	x

Solawerks, Inc	x

Domark International, Inc	x